UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2021

Crescent Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 481-7782

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 7, 2021 (the “Closing Date”), Crescent Energy Company (f/k/a IE PubCo Inc.) (the “Company”) consummated the transactions contemplated by the Transaction Agreement, dated as of June 7, 2021 (the “Transaction Agreement”), among Contango Oil & Gas Company (“Contango”), Independence Energy LLC (“Independence”), the Company, IE OpCo LLC (“OpCo”), IE L Merger Sub LLC (“L Merger Sub”) and IE C Merger Sub Inc. (“C Merger Sub”), pursuant to which each of Contango and Independence became wholly owned subsidiaries of the Company. Substantially concurrent with the consummation of the Transactions, the name of the Company was changed from “IE PubCo Inc.” to “Crescent Energy Company.”

Pursuant to the Transaction Agreement, (i) Independence merged with and into OpCo, with OpCo surviving (the “Isla Merger”), (ii) immediately following the Isla Merger, C Merger Sub merged with and into Contango, with Contango surviving as a direct wholly owned subsidiary of the Company (the “Merger”), (iii) immediately following the Merger, Contango merged with and into L Merger Sub, with L Merger Sub surviving as a direct wholly owned subsidiary of the Company (the “LLC Merger”), (iv) immediately following the LLC Merger, the Company contributed (the “Contribution”) 100% of the equity interests in L Merger Sub to OpCo in exchange for 127,536,463 units representing economic limited liability company interests in OpCo (“OpCo Units”) and (v) immediately following the Contribution, OpCo contributed L Merger Sub to Independence Energy Finance, LLC.

As a result of the closing of the transactions contemplated by the Transaction Agreement (the “Transactions”), Independence shareholders collectively hold approximately 75% of the Company’s outstanding Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and the former stockholders of Contango hold approximately 25% of the outstanding Class A Common Stock as of the Closing Date. The events described in this Current Report on Form 8-K took place in connection with the completion of the Transactions.

Pursuant to Rule 12g-3(a) under the Exchange Act, as of the Closing Date, the Company is the successor issuer to Contango, the Company’s Class A Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic and current reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

The Company’s Class A Common Stock will begin trading on the New York Stock Exchange (“NYSE”) at the start of trading on December 8, 2021 under the symbol “CRGY.” Contango Common Stock (as defined later herein) was traded on the NYSE American prior to the Closing Date. The CUSIP for the Company’s Class A Common Stock is 44952J 104. On December 8, 2021, the NYSE American will file a Form 25 with the Securities and Exchange Commission (“SEC”) to remove Contango’s Common Stock listing on NYSE American. Contango expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act and to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On December 7, 2021, in connection with the closing of the Transactions, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with holders associated with Independence’s former owners and John C. Goff (collectively, the “Holders”), relating to the registered resale of the Class A Common Stock owned by such parties as of the Closing Date (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to use its reasonable best efforts to obtain the effectiveness of a registration statement following its receipt of written request by a Holder of Registrable Securities, provided that the Holders may not make such request until the five month anniversary of the Closing Date and no registration statement may be taken effective prior to the six month anniversary of the consummation of the Transactions.

The Holders will also have “piggyback” registration rights exercisable at any time that allow them to include the shares of the Class A Common Stock that they own in certain registrations initiated by the Company or other holders of the Class A Common Stock. Independence’s former owners also have customary rights to effect certain shelf take-downs, underwritten offering and block trades. The Registration Rights Agreement will terminate at such time as there are no Registrable Securities outstanding.

The foregoing description of the Registration Rights Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

OpCo Limited Liability Company Agreement

On December 7, 2021, in connection with the closing of the Transactions, the Company and Independence’s prior owners entered into the Limited Liability Company Agreement of OpCo (the “OpCo LLC Agreement”).

Pursuant to the OpCo LLC Agreement, each OpCo unitholder other than the Company and each of the Company’s subsidiaries, excluding OpCo and its subsidiaries (such group being the “Company Group”) will, subject to certain limitations, have the right, pursuant to a redemption right specified in the OpCo LLC Agreement, to cause OpCo to redeem all or a portion of its OpCo Units for (i) a corresponding number of shares of the Company’s Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends, and reclassifications, or (ii) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo LLC Agreement. Alternatively, upon the exercise of the redemption right by an OpCo unitholder, the Company Group will have the right, pursuant to a call right specified in the OpCo LLC Agreement, to acquire each tendered OpCo Unit directly from such OpCo unitholder for, at the Company’s election, (i) one share of the Company’s Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (ii) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo LLC Agreement.

In addition, subject to certain exceptions, once the Company Group holds at least 95% of the OpCo Units, the Company Group will have the right to effect the redemption of all of the OpCo Units held by each member of OpCo (other than the members of the Company Group). In connection with any redemption of OpCo Units pursuant to the redemption right (or an acquisition of OpCo Units by the Company Group pursuant to the call right), the corresponding number of shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), will be cancelled.

The Company will operate its business through OpCo, which will indirectly hold all of the assets and operations of each of Independence and Contango. Additionally, the Company will be the sole managing member of OpCo, will be responsible for all operational, management and administrative decisions relating to OpCo’s business and will consolidate the financial results of OpCo and its subsidiaries.

The foregoing description of the OpCo LLC Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the OpCo LLC Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Management Agreement

On December 7, 2021, in connection with the closing of the Transactions, the Company entered into a Management Agreement (the “Management Agreement”) with KKR Energy Assets Manager LLC (the “Manager”), that engages the Manager to provide certain management and investment advisory services to the Company and its subsidiaries. Pursuant to the Management Agreement:

•

Investment opportunities in upstream oil and gas assets and operating companies will be presented to the Company with the total amount of the available investment allocated between the Company and KKR’s energy investment fund (“EIGF II”) in good faith by the Manager on a pro rata basis subject to and taking into account available capital, applicable concentration limits, investment restrictions and other similar considerations. After all available investment capital within EIGF II has been fully deployed, the Manager shall ensure that at least 70% of any such investment amounts are allocated to the Company.

•

From time to time, investment opportunities outside of upstream oil and gas assets may arise that are suitable for investment by the Company, on the one hand, and by EIGF II (and any successor fund) or other KKR funds, on the other that are (A) engaged in an investment strategy that is materially different from the Company’s (such as distressed debt or special situations investment vehicles) and (B) have pre-existing defined allocation rights pursuant to KKR’s allocation policies or contractual undertakings agreed with the investors in such other KKR funds. In such cases, the Company may elect to co-

invest alongside EIGF II and/or such other KKR funds in such investments, in which case KKR will allocate such investment opportunities among the Company, on the one hand, and EIGF II and/or such other KKR funds, on the other hand, in a manner consistent with the priority investment rights of such KKR funds, taking into account such factors as KKR deems appropriate. The Company shall have no obligation to make any such co-investment.

•

As consideration for the services rendered pursuant to the Management Agreement and the Manager’s overhead, including compensation of the executive management team, the Manager is entitled to receive (i) management compensation equal to $13.47 million per annum as of the Closing Date, which represents the Company’s pro rata portion (based on the Company’s relative ownership of OpCo and including 2,831,381 shares of Company Class A Common Stock to be issued to holders of Contango performance stock unit awards) of $53.3 million per annum (the “Management Compensation”) and (ii) a performance-based incentive grant from an equity compensation plan pursuant to which the Manager is targeted to receive 10% of the Company’s outstanding Class A Common Stock based on the achievement of certain performance-based measures (the “Incentive Compensation”) over a five year period. The portion of the Management Compensation borne by the Company will increase over time as the Company’s ownership percentage of OpCo increases.

•

The Company shall reimburse the Manager for its pro rata share (based on percentage of public ownership of the Company) of any costs or expenses incurred by the Manager on behalf of the Company (other than normal overhead expenses relating to the business or operations of the Manager).

•	The Management Agreement has an initial three-year term, with automatic three-year renewals thereafter.

•

Upon the written notice to the Manager at least 180 days prior to the expiration of the initial term or any automatic renewal term, the Company may, without cause, decline to renew the Management Agreement upon the affirmative determination by at least two-thirds of the independent directors reasonably and in good faith that (1) there has been unsatisfactory long-term performance by the Manager that is materially detrimental to the Company and its subsidiaries taken as a whole or (2) the fees payable to the Manager, in the aggregate, is materially unfair and excessive compared to those that would be charged by a comparable asset manager managing assets comparable to the assets of the Company, subject to the Manager’s right to renegotiate the fees. In the event of such a termination, the Company shall pay the Manager a termination fee equal to three (3) times the sum of (i) the average annual management fee and (ii) the average of the incentive grant (but only with respect to the fully vested portion thereof as of the termination date), in each case earned by the Manager during the 24-month period immediately preceding the most recently completed calendar quarter prior to the termination.

The foregoing description of the Management Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Management Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Manager Incentive Plan

Prior to the closing of the Transactions, the Company and its sole stockholder adopted and approved the Crescent Energy Company 2021 Manager Incentive Plan (the “Manager Incentive Plan”) on December 6, 2021. The Manager Incentive Plan became effective immediately upon its adoption and approval.

A description of the Manager Incentive Plan is included in the Proxy Statement/Prospectus in the section titled “Executive Compensation of New PubCo – Manager Incentive Plan” of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the Manager Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the Manager Incentive Plan, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Manager Incentive Plan Award

Prior to the closing of the Transactions, the Company granted an award under the Manager Incentive Plan to the Manager on December 6, 2021 (the “Manager Award”).

A description of the Manager Award is included in the Proxy Statement/Prospectus in the section titled “Executive Compensation of New PubCo – Award under the Manager Incentive Plan” of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the Manager Award does not purport to be complete and is qualified in its entirety by the full text of the Manager Award, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description of the Transactions set forth under “Introductory Note” above is incorporated herein by reference.

On December 7, 2021, each eligible share of common stock, par value $0.04 per share, of Contango (the “Contango Common Stock”) issued and outstanding immediately prior to the Merger Effective Time (as defined in the Transaction Agreement) was automatically converted into the right to receive 0.2000 shares (the “Exchange Ratio”) of Class A Common Stock, with cash paid in lieu of fractional shares. Additionally, at the Merger Effective Time, each outstanding award of (i) Contango restricted stock vested in full and was converted into the right to receive unrestricted shares of Class A Common Stock (together with any cash to be paid in lieu of fractional shares) equal to the product of (A) the number of shares of Contango Common Stock subject to such award, and (B) the Exchange Ratio, reduced by any applicable tax withholding; and (ii) Contango performance stock units, whether vested or unvested, was fully vested and cancelled in exchange for a number of shares of Class A Common Stock (together with any cash to be paid in lieu of fractional shares) equal to the product of (A) the number of shares of Contango Common Stock subject to such award based on achievement of the performance criteria set forth in the applicable award agreement at maximum performance levels, and (B) the Exchange Ratio, reduced by any applicable tax withholding. Further, immediately prior to the Merger Effective Time, each award of options to purchase Contango Common Stock that was out-of-the-money was cancelled in exchange for no consideration, and each award of options to purchase Contango Common Stock that was in-the-money vested in full and was deemed net-exercised in exchange for a number of shares of Contango Common Stock equal to (x) the number of shares of Contango Common Stock subject to such award, multiplied by (y) the excess of the fair market value of a share of Contango Common Stock minus the exercise price per share of Contango Common Stock subject to such award, and then divided by (z) the fair market value of a share of Contango Common Stock.

The issuance of Class A Common Stock pursuant to the terms of the Transaction Agreement was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-4 (333-258157) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 23, 2021 (as amended by Amendment No. 1 and Amendment No. 2 thereto, the “Registration Statement”) and declared effective on November 3, 2021. The definitive joint proxy statement/prospectus, dated November 3, 2021 (the “Proxy Statement/Prospectus”), that forms a part of the Registration Statement contains additional information about the Transactions. In connection with the Transactions, the Company assumed the Contango Oil & Gas Company Third Amended and Restated 2009 Incentive Compensation Plan (the “2009 Plan”), which is attached hereto as Exhibit 10.9. The 2009 Plan’s share reserve has been adjusted to reflect the Exchange Ratio and was used to settle outstanding Contango equity awards in connection with the Transactions.

The descriptions of the Transaction Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 2.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above, including without limitation the discussion of the OpCo LLC Agreement and the exchange rights thereunder, which such exchange right shall apply to all 127,536,463 OpCo Units (and corresponding shares of Class B Common Stock) outstanding as of the date of this Current Report on Form 8-K, is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification of Rights of Security Holders.

As a result of the consummation of the Transactions, each share of Contango Common Stock outstanding immediately prior to the Merger (other than treasury shares held by Contango, which were cancelled for no consideration) was converted into the right to receive 0.2000 shares of Class A Common Stock, and the rights of the holders of shares of Contango Common Stock were modified. The rights of holders of the Class A Common Stock are governed by the Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate of Incorporation”) and the Amended & Restated Bylaws of the Company (the “Amended Bylaws”).

The Amended Certificate of Incorporation and the Amended Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 3.03 by reference.

Registration Rights Agreement

The description of the Registration Rights Agreement set forth under Item 1.01 above is incorporated herein by reference.

OpCo LLC Agreement

The description of the OpCo LLC Agreement set forth under Item 1.01 above is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The descriptions of the Transactions and the Transaction Agreement set forth under “Introductory Note” and Item 1.01 above are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Officers

In connection with the Transactions, effective as of the Closing Date, the following individuals were appointed as executive officers of the Company:

David C. Rockecharlie (49)

Mr. Rockecharlie has been appointed Chief Executive Officer of the Company. Mr. Rockecharlie has served as Chief Executive Officer of Independence’s managing member since March 2021, prior to which he served as Manager and President of Independence’s managing member beginning in June 2020. Mr. Rockecharlie has also served as a Director of Independence since June 2020. Mr. Rockecharlie joined KKR in 2011 and is currently a Partner and Head of KKR’s Energy Real Assets business and Chairman of KKR’s Energy Investment Committee. Prior to joining KKR, Mr. Rockecharlie was co-founder and co-CEO of RPM Energy, LLC, a privately-owned oil and gas exploration and development company. Previously, Mr. Rockecharlie served as co-head of Jefferies & Company’s Energy Investment Banking Group and before that was an executive with El Paso Corp., where he led a variety of corporate activities. Mr. Rockecharlie began his career as an energy investment banker with S.G. Warburg and Donaldson, Lufkin & Jenrette. Mr. Rockecharlie received an A.B., magna cum laude, from Princeton University.

Brandi Kendall (37)

Ms. Kendall has been appointed Chief Financial Officer of the Company. Ms. Kendall has served as Chief Financial Officer of Independence’s managing member since March 2021, prior to which she served as Vice President of Independence’s managing member beginning in June 2020. Ms. Kendall has also served as our Director since August 2020. Ms. Kendall joined KKR in 2013 and is responsible for a broad range of portfolio management activities for its Energy Real Assets team, including finance, planning, risk management and corporate development. Prior to joining KKR, Ms. Kendall served as director, finance and planning at Marlin Midstream and finance associate at NFR Energy. Ms. Kendall began her career in the energy investment banking industry, having held positions at JP Morgan and Tudor, Pickering, Holt & Co. Ms. Kendall earned a BA in Economics, Managerial Studies and Kinesiology from Rice University.

Todd Falk (41)

Mr. Falk has been appointed Chief Accounting Officer of the Company. Mr. Falk has served as Chief Accounting Officer of Independence’s managing member since March 2021, prior to which he served as Vice President, Finance of Independence’s managing member beginning in June 2020. Mr. Falk joined KKR in 2018 and is a Director and Chief Accounting Officer of KKR’s Energy Real Assets business. Prior to joining KKR, Mr. Falk served as Director of Finance and Controller of Vitruvian Exploration. Mr. Falk began his career at Deloitte, where as a senior manager he assisted energy clients with complex financial reporting issues, specializing in initial public offerings and other interactions with the SEC. Mr. Falk has over 17 years of finance and accounting experience in the energy industry, is a Certified Public Accountant and holds a B.S., magna cum laude, in Accounting and an M.S. in Finance from Texas A&M University.

Ben Conner (35)

Mr. Conner has been appointed as Executive Vice President of the Company. Mr. Conner has served as Executive Vice President of Independence’s managing member since March 2021. Mr. Conner joined KKR in 2014 and is a member of the Energy Real Assets team. During his time at KKR, he has been involved in numerous upstream oil and gas investments in North America within the Energy Income and Growth Fund. Prior to joining KKR, Mr. Conner was with Lime Rock Partners and was directly involved in numerous investments, with a particular focus in North American upstream oil & gas and oilfield equipment, manufacturing and services. Prior to joining Lime Rock, he was with the natural resources investment banking group of J.P. Morgan where he worked on numerous corporate advisory and financing transactions. He is a graduate of the McCombs School of Business at the University of Texas (M.P.A., B.B.A.).

Clay Rynd (32)

Mr. Rynd has been appointed Executive Vice President of the Company. Mr. Rynd has served as Executive Vice President of Independence’s managing member since March 2021. Mr. Rynd joined KKR in 2015 and is a member of the Energy Real Assets team. During his time at KKR, he has been involved in numerous oil and gas investments in North America within the Energy Income and Growth Funds strategy as well as KKR’s investments in FlowStream Commodities and Resource Environmental Solutions. Prior to joining KKR, Mr. Rynd was with Tudor, Pickering, Holt & Co. in the investment banking division, where he focused primarily on strategic advisory and M&A transactions for companies across the energy sector. Prior to that, he worked within the equity research division at Tudor, Pickering, Holt & Co. Mr. Rynd holds a B.A. in both Economics and History from Texas A&M University.

Appointment of Directors

Effective as of the Closing Date, the following individuals were each nominated and appointed to the Board: Robert G. Gwin, Claire S. Farley, Erich Bobinsky, Bevin Brown, Brandi Kendall, Karen Simon, Ellis “Lon” McCain and John C. Goff.

On December 7, 2021, the Board constituted the committees of the Board as follows:

Audit Committee: Ellis L. “Lon” McCain (Chair), Karen Simon and Erich Bobinsky

Compensation Committee: Claire S. Farley (Chair), Brandi Kendall and Bevin Brown

Nominating & Governance Committee: Claire S. Farley (Chair), Brandi Kendall and John C. Goff

The Board determined that each of Robert G. Gwin, Claire S. Farley, Erich Bobinsky, Bevin Brown, Karen Simon, Ellis “Lon” McCain and John C. Goff is “independent” pursuant to NYSE rules. Further, the Board determined that each of Erich Bobinsky, Karen Simon and Ellis “Lon” McCain meets the additional independence criteria to serve as a member of the Audit Committee of the Board and that Karen Simon, Erich Bobinsky and Ellis “Lon” McCain are audit committee financial experts and are financially literate.

Following the closing of the Transactions, compensation for directors of the Company will be determined by the Board. The Company anticipates that compensation for service on the Board will be provided only to the non-employee directors of the Company who are not officers or employees of the Company or its affiliates.

There are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director, other than the provisions of the Transaction Agreement, the Voting Agreement, dated as of June 7, 2021, by and among Independence, John C. Goff and the other signatories thereto, and the Specified Rights Agreement, dated as of June 7, 2021, by and among PT Independence Energy Holdings LLC, a

Delaware limited liability company, and Independence Energy Aggregator GP LLC, a Delaware limited liability company, relating to the appointment of directors. None of the directors are a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, other than Mr. Rockecharlie’s and Ms. Kendall’s indirect interest in the Management Agreement as employees of KKR.

Equity Incentive Plan

Prior to the closing of the Transactions, the Company and its sole stockholder adopted and approved the Crescent Energy Company 2021 Equity Incentive Plan (the “Equity Incentive Plan”) on December 6, 2021. The Equity Incentive Plan became effective immediately upon its adoption and approval.

A description of the Equity Incentive Plan is included in the Proxy Statement/Prospectus in the section titled “Other Compensation – Equity Incentive Plan” of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the Equity Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the Equity Incentive Plan, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Equity Incentive Plan RSU Agreement

On December 6, 2021, the Board approved a form of the award agreement that will govern restricted stock unit awards granted pursuant to the Equity Incentive Plan. The Equity Incentive Plan is attached hereto as Exhibit 10.6. The following description of the form of restricted stock unit agreement (the “RSU Agreement”) does not purport to be complete and is qualified in its entirety by the full text of the RSU Agreement, which is attached hereto as Exhibit 10.7.

In addition to being subject to all the general terms and conditions of the Equity Incentive Plan, the RSU Agreement provides for service-based vesting conditions over a period to be determined at the time of grant, provided the awardee remains continuously employed with the Company through the vesting dates. Restricted stock units that have not yet vested will be forfeited in the event the awardee’s employment with the Company terminates for any reason, except that, if such participant’s employment is terminated involuntarily without “cause” (as defined in the participant’s RSU Agreement) or for “good reason” (as defined in the RSU Agreement) within twelve months of a “change in control” (as defined in the Equity Incentive Plan) the restricted stock units will vest in full. The RSU Agreement provides that restricted unit awards have no rights with respect to dividends until the awards become earned and are settled in shares of Class A Common Stock. The RSU Agreement provides for the settlement of restricted stock unit awards in the form of Class A Common Stock within 60 days of the date of vesting, subject to the awardee’s and the Company’s compliance with all applicable securities laws and restrictions.

Equity Incentive Plan PSU Agreement

On December 6, 2021, the Board also approved a form of the award agreement that will govern performance share unit awards granted pursuant to the Equity Incentive Plan. The Equity Incentive Plan is attached hereto as Exhibit 10.6. The following description of the form of performance share unit agreement (the “PSU Agreement”), does not purport to be complete and is qualified in its entirety by the full text of the PSU Agreement, which is attached hereto as Exhibit 10.8.

In addition to being subject to all the general terms and conditions of the Equity Incentive Plan, the PSU Agreement provides that restrictions on the performance share unit awards will lapse and such performance share units will vest upon achievement of certain performance metrics and satisfaction of certain time-based vesting conditions established by the Board and set forth in the participant’s PSU Agreement. The PSU Agreement provides that performance share unit awards have no rights with respect to dividends until the awards become earned and are settled in shares of Class A Common Stock. Except to the extent provided in a participant’s employment agreement, if a participant’s employment is terminated for any reason, then those performance share units for which the restrictions have not lapsed as of the date of termination and any vested performance share units that have not been settled shall become null and void and forfeited to the Company, except that, if such participant’s employment is terminated involuntarily without “cause” (as defined in the participant’s PSU Agreement) or for “good reason” (as defined in the PSU Agreement) within twelve months of a “change in control” (as defined in the Equity Incentive Plan) the restrictions on the performance share units will lapse, and the performance share units will become earned based on actual achievement of the applicable performance metrics as of the date of such termination. The PSU

Agreement provides for settlement in shares of Class A Common Stock within 60 days of the later to occur of: (a) the certification of the level of attainment of the applicable performance metrics or (b) the date that any time-based vesting conditions are satisfied with respect to any performance share units that have become earned.

Indemnification Agreements

In connection with the closing of the Transactions, the Company entered into Indemnification Agreements (the “Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.10 to 10.21 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On December 7, 2021, the Company adopted the Amended Articles of Incorporation. A description of the Amended Articles of Incorporation is contained in the section of the Proxy Statement/Prospectus entitled “Comparison of Rights of New PubCo Stockholders and Contango Stockholders” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Amended Articles of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amendment to Bylaws

On December 7, 2021, the Company adopted the Amended Bylaws. A description of the Amended Bylaws is contained in the section of the Prospectus entitled “Comparison of Rights of New PubCo Stockholders and Contango Stockholders” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Amended Bylaws, which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On December 7, 2021, the Company posted a new investor presentation to its website www.crescentenergyco.com entitled “Creating A Differentiated U.S. Energy Company.” A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference. The information contained on the Company’s website shall not be deemed part of this report.

On, December 7, 2021, the Company issued a press release announcing the closing of the Transactions, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

Exhibit No.	Description

2.1*	Transaction Agreement, dated as of June 7, 2021, by and among Contango Oil & Gas Company, Independence Energy LLC, IE PubCo Inc., IE OpCo LLC, IE L Merger Sub LLC and IE C Merger Sub Inc.

3.1	Amended and Restated Certificate of Incorporation of Crescent Energy Company

3.2	Amended & Restated Bylaws of Crescent Energy Company

10.1	Registration Rights Agreement, dated as of December 7, 2021, by and among Crescent Energy Company and each of the other parties set forth on the signature pages thereto

10.2	Amended & Restated Limited Liability Company Agreement of Crescent Energy OpCo LLC

10.3	Management Agreement, dated as of December 7, 2021, by and among Crescent Energy Company and KKR Energy Assets Manager LLC

10.4	Crescent Energy Company 2021 Manager Incentive Plan

10.5	Form of Manager Incentive Plan Award

10.6	Crescent Energy Company 2021 Equity Incentive Plan

10.7	Form of Equity Incentive Plan RSU Agreement

10.8	Form of Equity Incentive Plan PSU Agreement

10.9	Contango Oil & Gas Company Third Amended and Restated 2009 Incentive Compensation Plan

10.10	Indemnification Agreement (David C. Rockecharlie)

10.11	Indemnification Agreement (Brandi Kendall)

10.12	Indemnification Agreement (Todd Falk)

10.13	Indemnification Agreement (Ben Conner)

10.14	Indemnification Agreement (Clay Rynd)

10.15	Indemnification Agreement (Robert G. Gwin)

10.16	Indemnification Agreement (Claire S. Farley)

10.17	Indemnification Agreement (Erich Bobinsky)

10.18	Indemnification Agreement (Bevin Brown)

10.19	Indemnification Agreement (Karen J. Simon)

10.20	Indemnification Agreement (Ellis L. McCain)

10.21	Indemnification Agreement (John C. Goff)

99.1	Investor Presentation dated December 7, 2021

99.2	Press release dated December 7, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2021

CRESCENT ENERGY COMPANY

By:	/s/ Brandi Kendall
Name:	Brandi Kendall
Title:	Chief Financial Officer